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                                                                EXHIBIT 99.1




Schawk, Inc.
1695 River Road
Des Plaines, IL  60018

NEWS
FOR IMMEDIATE RELEASE

For further information, please contact:
Alex Sarkisian, Executive Vice President and Corporate Secretary,
847/827-9494

                    SCHAWK, INC. ANNOUNCES RESIGNATION OF
                           CHIEF FINANCIAL OFFICER


      Des Plaines, IL -- July 8, 1997 -- Schawk, Inc. (NYSE:SGK) today announced that Marie Meisenbach Graul, the Company's Chief Financial Officer, has resigned to pursue personal interests. Graul, who will continue in a consulting capacity with Schawk, had served as Schawk's Chief Financial Officer since 1994. The company has retained an outside executive search firm to assist in identifying Graul's permanent successor.

      Schawk, Inc., headquartered in suburban Chicago, is a leading global supplier of electronic digitized high resolution color imaging, database management and on-site facility management, as well as related prepress and digital archiving and distribution services. Schawk provides advanced technology services for the food, beverage and consumer products packaging, point of sale and advertising markets. The company, which has 17.3 million common shares outstanding, reported 1996 sales of $90.8 million.